Exhibit 10.1
MOLYCORP, INC.
AMENDED AND RESTATED MANAGEMENT INCENTIVE COMPENSATION PLAN
EFFECTIVE DECEMBER 20, 2010
1.	Purpose and Adoption of Plan
     (a) Adoption: Molycorp Minerals, LLC, the predecessor to the Company, adopted and established the Molycorp Minerals, LLC Management Incentive Compensation Plan effective April 1, 2009 (the “2009 Plan”). The Company amended and restated the 2009 Plan effective December 20, 2010 (the “Plan”). The Plan is an unfunded top-hat deferred compensation arrangement. Benefits under the Plan shall be paid solely from the general assets of the Company.
     (b) Purpose: The Plan is designed to permit a select group of management or highly compensated employees to defer a portion of their Basic Compensation, Cash Incentive Compensation and RSUs granted under the 2010 Equity Plan, and to defer any amounts credited to their Accounts in the discretion of the Company, until a Change in Control of the Company, the termination of the Plan, a date specified by a Participant, the occurrence of an Unforeseeable Emergency, or a Participant’s death, disability or termination of employment. In addition, Participants who elect to defer a portion of their Cash Incentive Compensation may elect to have a portion of that deferral converted into RSUs and may be eligible, as a result of such conversion, to receive matching contributions from the Company in the form of Matching RSUs.
2.	Definitions
     For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:
     (a) “2010 Equity Plan” shall mean the Company’s 2010 Equity and Performance Incentive Plan.
     (b) “Accounts” shall mean, collectively, a Participant’s Cash Deferred Account, RSU Account and Matching Account under the Plan. Each Account shall be maintained solely as a bookkeeping entry by the Company to evidence an unfunded obligation of the Company.
     (c) “Account List” shall mean the list referred to in Section 6(b).
     (d) “Administrative Committee” shall have the meaning set forth in Section 8(a).
     (e) “Arbitrable Dispute” shall have the meaning set forth in Section 8(h)(vi).
     (f) “Basic Compensation” shall mean the monthly rate of an Employee’s base wages or salary paid by the Company to an Employee, including amounts contributed as salary deferral contributions to the Retirement Plan and any amounts contributed by the Employee on a before tax basis to any other qualified or nonqualified deferred compensation plan sponsored by the Company, but excluding employee reimbursements.

     (g) “Beneficiary” shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant pursuant to Section 7(c).
     (h) “Board of Directors” shall mean the Board of Directors of the Company.
     (i) “Cash Deferred Account” shall mean an account established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant’s deferred Basic Compensation and Cash Incentive Compensation plus any discretionary amounts credited by the Company pursuant to Section 4(f), denominated in cash, for the benefit of the Participant and to record the adjustments thereto arising from hypothetical income, gains, losses, and any other credits or charges.
     (j) “Cash Incentive Compensation” shall mean the cash portion of any bonuses, commissions, and other forms of extraordinary cash compensation that are supplemental to Basic Compensation and are dependent upon the Company’s or the Participant’s exceeding individual or corporate performance goals or upon other work-related achievements and performance.
     (k) “Cause” shall have the meaning ascribed to it in any employment agreement between a Participant and the Company or any of its Subsidiaries; provided that if a Participant does not have an employment agreement with the Company or any of its Subsidiaries that includes a definition of “Cause,” then a termination for “Cause” shall mean the termination by the Company or any Subsidiary of the Participant’s employment with the Company or any Subsidiary as a result of (i) the commission by the Participant of a felony or a fraud, (ii) gross negligence or gross misconduct by the Participant with respect to the Company or any Subsidiary or affiliate of the Company, (iii) the Participant’s failure to follow the directions of the Board of Directors or Chief Executive Officer of the Company, which failure is not cured within three days after written notice thereof to the Participant, (iv) the Participant’s violation of any non-competition, non-solicitation or non-disclosure agreement with the Company or any Subsidiary, (v) the Participant’s breach of a material employment policy of the Company, which breach is not cured within three days after written notice thereof to the Participant, or (vi) any other breach by the Participant of any agreement with the Company or any Subsidiary that is material and is not cured within thirty days after written notice thereof to the Participant.
     (l) “Change in Control” shall mean:
          (i) The first to occur of a “change in ownership” as described in Subsection 2(l)(i)(A), a “change in effective control” as described in Subsection 2(l)(i)(B) or a “change in ownership of a substantial portion of assets” as described in Subsection 2(l)(i)(C):
               (A) Change in Ownership. There is a change in ownership if any one person, or more than one person acting as a group (as defined in Subsection 2(l)(ii)(A)), acquires ownership of shares of Common Stock that, together with shares of Common Stock held by such person or group, constitute more than fifty percent (50%) of the total fair market value or shares of Common Stock of the Company. However, if any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value of shares of Common Stock of the Company, the acquisition of additional shares of Common Stock by the same person or persons shall not be considered to cause a change in the ownership of the

Company (or to cause a change in the effective control of the Company, within the meaning of Subsection 2(l)(i)(B)). An increase in the percentage of shares of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its shares of Common Stock in exchange for property will be treated as an acquisition of shares of Common Stock for this purpose. However, there is no change in ownership under this Subsection 2(l)(i)(A) when there is a transfer of shares of Common Stock to an entity that is controlled by the stockholders of the transferring company.
               (B) Change in Effective Control. There is no change in effective control in the event of an initial public offering of the Company or within the eighteen (18) month period immediately following an initial public offering. Otherwise, there is a change in effective control if either (1) any one person, or more than one person acting as a group (as determined under Subsection 2(l)(ii)(A)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of thirty percent (30%) or more of the shares of Common Stock of the Company, or (2) a majority of the members of the Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.
               (C) Change in Ownership of a Substantial Portion of Assets. There is a change in ownership of a substantial portion of assets if any one person, or more than one person acting as a group (as determined in Subsection 2(l)(ii)(A)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no change in ownership of a substantial portion of the assets of the Company under this Subsection 2(l)(i)(C) when there is a transfer to an entity that is controlled by the stockholders of the transferring company.
          (ii) For purposes of the above events, the following rules shall apply:
               (A) Persons Acting as a Group. Persons shall not be considered to be acting as a group solely because they purchase or own shares of Common Stock, or purchase assets, of the Company at the same time, or as a result of the same public offering. However, persons shall be considered to be acting as a group if they are the owners of a company that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the Company. If a person, including an entity, owns stock in such a company and in the Company at a time that both of the companies enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a company only with respect to, and to the extent of, the ownership in that company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other company.

               (B) Attribution. The attribution rules of Section 318(a) of the Code shall apply to determine Common Stock ownership. Shares of Common Stock underlying a vested option are considered owned by the individual who holds the vested option (and the shares of Common Stock underlying an unvested option shall not be considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for shares of Common Stock that is not substantially vested (as defined in Treasury Regulations 1.83-3(b) and (j) ), the shares of Common Stock underlying the option are not treated as owned by the individual who holds the option.
     (m) “Claimant” shall have the meaning set forth in Section 8(h)(i).
     (n) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.
     (o) “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.
     (p) “Company” shall mean Molycorp, Inc., a Delaware corporation, and any of its successors.
     (q) “Compensation Committee” shall mean the Compensation Committee, or any subcommittee thereof, of the Board of Directors.
     (r) “Converted RSU” shall have the meaning set forth in Section 5(a).
     (s) “Deferral Election” shall mean the Participant’s written election to defer a portion of his Basic Compensation, Cash Incentive Compensation and/or RSUs pursuant to Section 4(c) and consistent with such form of deferral election as is specified by the Administrative Committee.
     (t) “Deferred RSU” shall mean an RSU granted under the 2010 Equity Plan (other than a Converted RSU or a Matching RSU) for which a Participant makes a Deferral Election.
     (u) “Disability” or “Disabled” shall mean a Participant:
          (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or
          (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees.
     (v) “Dividend Equivalent” shall mean an amount equal to the cash dividends paid by the Company with respect to each share of Common Stock subject to each RSU credited to a Participant’s RSU Account and Matching Account.

     (w) “Domestic Relations Order” shall mean a “domestic relations order” as defined in Code Section 414(p)(1)(B).
     (x) “Effective Date” shall mean December 20, 2010.
     (y) “Employee” shall mean any person who is currently employed by the Company.
     (z) “Enrollment Date” shall mean the Participation Date, January 1 of each Plan Year and such other dates as may be determined from time to time by the Administrative Committee.
     (aa) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     (bb) “Hypothetical Investments” shall have the meaning set forth in Section 6(b).
     (cc) “Matching Account” shall mean the account maintained on the books of the Company for the purpose of accounting for the Matching RSUs for each Participant.
     (dd) “Matching RSU” shall have the meaning set forth in Section 5(b).
     (ee) “Normal Retirement” shall mean, unless the Board of Directors determines otherwise, termination of employment (other than by death or disability and other than in the event of termination for Cause) by Grantee after attaining age 65 and completing 5 or more years of combined service with the Company and its affiliates.
     (ff) “Participant” shall mean an Employee or former Employee of the Company who is eligible to receive benefits under the Plan.
     (gg) “Participation Date” shall mean the first day of the first payroll period the Administrative Committee shall permit a Participant to defer compensation under the Plan, but in no event later than thirty (30) days following the date the Employee is first notified by the Administrative Committee, or its designee, that the Employee is eligible to participate in the Plan.
     (hh) “Performance-Based Compensation” shall mean “performance-based compensation” as defined in Treasury Regulation Section 1.409A-1(e).
     (ii) “Performance-Based RSU” shall mean an RSU granted pursuant to the terms and conditions of the 2010 Equity Plan that constitutes Performance-Based Compensation.
     (jj) “Plan” shall mean the Molycorp, Inc. Amended and Restated Management Incentive Compensation Plan, as amended from time to time.
     (kk) “Plan Administrator” shall have the meaning set forth in Section 8(a).
     (ll) “Plan Year” shall mean the twelve (12) month period commencing January 1st and ending on December 31st next following, except that the first Plan Year shall be the Effective Date through December 31, 2009.

     (mm) “Relevant” shall have the meaning set forth in Section 8(h)(iii)(A).
     (nn) “Retirement Plan” shall mean the Molycorp Minerals, LLC 401(K) Plan.
     (oo) “RSU” shall mean the right to receive one share of Common Stock as granted pursuant to the terms and conditions of the 2010 Equity Plan.
     (pp) “RSU Account” shall mean the account maintain on the books of the Company for a Participant for the purpose of accounting for the Deferred RSUs and Converted RSUs.
     (qq) “Separation from Service” shall mean a Participant’s separation from service as an Employee of the Company under Code Section 409A including the Treasury Regulations and other guidance issued thereunder other than for death or disability. A transfer of employment within or among any entities in the same controlled group as the Company (as determined under Code Sections 414(b) or (c), as applied under Code Section 409A(d)(6) and applicable Treasury Regulations) shall not constitute a Separation from Service.
     (rr) “Specified Employee” shall mean a “specified employee” with respect to the Company (or a controlled group member (as determined under Code Sections 414(b) or (c), as applied under Code Section 409A(d)(6) and applicable Treasury Regulations)) determined pursuant to procedures adopted by the Company in compliance with Code Section 409A and Treasury Regulation Section 1.409A-1(i) or any successor provision.
     (ss) “Specified Payment Date” shall mean a specified date or a fixed schedule (not to exceed fifteen (15) years) that, in each case, is nondiscretionary and objectively determinable at the time a Participant makes his or her Deferral Election.
     (tt) “Subsequent Change” shall have the meaning set forth in Section 4(e).
     (uu) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.
     (vv) “Trust” shall have the meaning set forth in Section 6(a).
     (ww) “Unforeseeable Emergency” shall mean (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Code Section 152(a)), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Administrative Committee, in its sole and absolute discretion as defined by Code Section 409A and the Treasury Regulations and other guidance thereunder.
     (xx) “Vesting Date” shall have the meaning set forth in Section 5(c).

3.	Eligibility
     (a) Eligibility Requirements. Any Employee who is a member of a select group of management and highly compensated employees, as designated by the Compensation Committee in its sole and absolute discretion, shall become a Participant on the Enrollment Date coincident with or next following his or her selection by the Compensation Committee and notification thereof.
     (b) Ineligible Participant. If the Compensation Committee determines that a Participant is no longer eligible to participate in the Plan, the Participant’s Deferral Election shall terminate and he or she shall make no more contributions under the Plan until it is again determined that he or she is eligible to participate. The Account of such a Participant shall continue to be adjusted pursuant to the provisions of Section 6 until the Account is distributed under Section 7.
4.	Deferral Elections and Employer Contributions
     (a) Opportunity to Defer. A Participant may elect to defer payment of a portion of the Basic Compensation and Cash Incentive Compensation otherwise payable to him during each payroll period after his Participation Date for services to be rendered after his Participation Date by any dollar amount or whole percentage of his Basic Compensation and/or Cash Incentive Compensation (subject to such limits and restrictions as to any dollar amount or percentage as may be established from time to time by the Administrative Committee), such amount to be credited to his or her Cash Deferred Account under the Plan, subject to any adjustments made to the Cash Incentive Compensation pursuant to Section 5(a). In addition, a Participant may also elect to defer the receipt of shares of Common Stock payable to the Participant with respect to RSUs granted under the 2010 Equity Plan (subject to any limits and restrictions that may be established from time to time by the Administrative Committee).
     (b) Accounts.
          (i) Cash Deferred Account. A Cash Deferred Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election of Basic Compensation and/or Cash Incentive Compensation.
          (ii) RSU Account. An RSU Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election of Deferred RSUs or the Participant’s first Deferral Election in which the Participant elects to convert Cash Incentive Compensation into Converted RSUs.
          (iii) Matching Account. A Matching Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election in which the Participant elects to convert Cash Incentive Compensation into Converted RSUs.
     (c) Deferral Elections.
          (i) Timing.

               (A) Generally. The initial Deferral Election of a new Participant with respect to Basic Compensation, Cash Incentive Compensation and Deferred RSUs shall be made by written notice signed by the Participant and delivered to the Company not later than thirty (30) days after the Participant first becomes eligible to participate in the Plan or any other plan maintained by the Company that provides for the deferral of the Participant’s compensation; provided, however, subject to Section 4(c)(i)(B), such initial Deferral Election shall not apply to Basic Compensation, Cash Incentive Compensation earned or RSUs granted for service prior to the date such election form is filed with the Company. Any subsequent Deferral Elections, other than Deferral Elections made pursuant to Section 4(c)(i)(B), shall be made by written notice signed by the Participant and delivered to the Company not later than the last day of the month prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year with respect to Basic Compensation or, subject to Section 4(c)(i)(B), Cash Incentive Compensation to be earned and RSUs to be granted in such subsequent Plan Year. A Deferral Election with respect to the deferral of future Basic Compensation, Cash Incentive Compensation and Deferred RSUs shall be an irrevocable election for each Plan Year (and shall become irrevocable immediately prior to the Enrollment Date to which such Deferral Election relates) unless otherwise modified or revoked during the Plan Year as provided in Section 4(d) herein. The termination of participation in the Plan shall not affect amounts (and the deemed investment earnings and losses thereon) previously deferred by a Participant under the Plan.
               (B) Performance-Based Compensation. A Participant may make a Deferral Election with respect to Performance-Based Compensation, which may include Cash Incentive Compensation and/or Performance-Based RSUs, on or before the date that is six (6) months before the end of the applicable performance period, provided that the Participant performs services continuously from the later of (1) the beginning of the applicable performance period or (2) the date the performance criteria are established through the date an election is made under this Section 4(c)(i)(B); further, provided, that in no event may a Deferral Election be made by a Participant with respect to Performance-Based Compensation under this Section 4(c)(i)(B) after such Performance-Based Compensation has become “readily ascertainable,” as described in Treasury Regulation 1.409A-2(a)(8).
          (ii) Content.
               (A) General Deferral Elections. A Deferral Election made pursuant to Section 4(c)(i)(A) shall be made in writing on a form prescribed by the Company and the Deferral Election shall state:
                    (1) That the Participant wishes to make an election to defer the receipt of a portion of his Basic Compensation and/or RSUs that are not Performance-Based Compensation;
                    (2) The whole percentage or dollar amount of such Basic Compensation and/or RSUs to be deferred; and
                    (3) The Specified Payment Date, if any, on which the Participant shall receive or begin to receive the distributions of his or her Accounts with respect to the Basic Compensation and/or RSUs deferred under such Deferral Election.

               (B) Deferral Elections for Performance-Based Compensation. A Deferral Election made pursuant to Section 4(c)(i)(B) shall be made in writing on a form prescribed by the Company and the Deferral Election shall state:
                    (1) That the Participant wishes to make an election to defer the receipt of a portion of his Performance-Based Compensation, which may include Cash Incentive Compensation and Performance-Based RSUs;
                    (2) The whole percentage or dollar amount of such Cash Incentive Compensation and/or Performance-Based RSUs to be deferred;
                    (3) The percentage, if any, of the Participant’s Cash Incentive Compensation that will be converted into Converted RSUs pursuant to Section 5(a); and
                    (4) The Specified Payment Date, if any, on which the Participant shall receive or begin to receive the distributions of his or her Accounts with respect to the Cash Incentive Compensation and/or Performance-Based RSUs deferred under such Deferral Election.
               (C) Each Deferral Election with respect to Basic Compensation and Cash Incentive Compensation shall also include the Participant’s election regarding the form of payment to be received upon his or her death, Disability, Separation from Service or applicable Specified Payment Date, such form to be either (1) a lump sum or (2) monthly, quarterly, or annual installments over a period not to exceed fifteen (15) years. The Deferral Election with respect to the form of payment shall govern the distribution of such Participant’s Cash Deferred Account, except as provided in Section 4(e). If a Participant fails to specify a form of payment, his or her Cash Deferred Account shall be distributed in a lump sum.
     (d) Suspension of Deferral Election. Notwithstanding the provisions of Section 4(c) of the Plan, the Administrative Committee, in its sole discretion upon written application by a Participant, may authorize the suspension of a Participant’s Deferral Election in the event of an Unforeseeable Emergency. Any suspension authorized by the Administrative Committee shall become effective as soon as practicable after the Administrative Committee’s receipt of a suspension application, but no later than the first payroll period beginning thirty (30) days after the receipt of such suspension application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless a subsequent Deferral Election is filed with the Company pursuant to Section 4(c).
     (e) Change in Form of Distribution and Specified Payment Date. If approved by the Administrative Committee, a Participant may amend a prior Deferral Election on a form provided by the Compensation Committee in order to change the form of the distribution of his or her Accounts and/or any Specified Payment Date (in each case, a “Subsequent Change”). A Subsequent Change shall be given effect by the Compensation Committee only if the election to change the form of payment or the Specified Payment Date (i) does not take effect until at least twelve (12) months after the date on which the election is made and (ii) is made at least twelve (12) months prior to the date a lump sum is scheduled to be paid or, in the case of installment payments, twelve (12) months prior to the date the first payment is scheduled to be paid.

Notwithstanding anything herein to the contrary, any payment with respect to which a Participant makes a Subsequent Change shall not be made before the fifth (5th) anniversary of the date on which the payment would have been made had the Participant not made the Subsequent Change.
     (f) Discretionary Company Contributions. The Company may credit, from time to time, as a discretionary Company contribution to the Cash Deferred Account of a Participant such amount, if any, as the Compensation Committee shall determine. Such contributions may vary by individual Participant or by group as determined by the Compensation Committee in its sole discretion. The amount of the discretionary Company contribution, if any, shall be credited to the Cash Deferred Account of a Participant and shall be communicated to each such Participant as soon as reasonably practicable following the approval of such discretionary Company contribution by the Compensation Committee. A Participant shall always be fully vested in any discretionary contribution credited to his Cash Deferred Account pursuant to this Section 4(f).
5.	RSU Conversions and Matching Contributions
     (a) Conversion of Cash Incentive Compensation into RSUs. Each Participant may elect in his or her Deferral Election to convert a portion of his or her Cash Incentive Compensation that he or she elects to defer during the applicable Plan Year pursuant to Section 4 into additional RSUs (the “Converted RSUs”), which Converted RSUs shall be credited to the Participant’s RSU Account. In such case, the number of Converted RSUs will equal the amount of Cash Incentive Compensation that the Participant elects to convert into RSUs divided by the Market Value per Share (as defined in the 2010 Equity Plan) on the date on which the Cash Incentive Compensation would be paid, and such Converted RSUs shall be credited to the Participant’s RSU Account on such date. Converted RSUs will be granted pursuant to the terms and conditions of the 2010 Equity Plan.
     (b) Matching Contributions. For each Plan Year, if a Participant elects to convert his or her Cash Incentive Compensation into Converted RSUs pursuant to Section 5(a), the Company shall credit to his or her Matching Account a number of RSUs equal to 25% of the number of Converted RSUs credited to his or her RSU Account in the applicable Plan Year (the “Matching RSUs”). The Matching RSUs will be granted by the Company pursuant to the terms and conditions of the 2010 Equity Plan. The Matching RSUs will be credited to a Participant’s Matching Account on the date the applicable Converted RSUs are credited to his or her RSU Account.
     (c) Vesting of Matching RSUs. A Participant’s right to receive the shares of Common Stock subject to any Matching RSU shall become nonforfeitable with respect to one-hundred percent (100%) of the total number of such Matching RSUs on the third (3rd) anniversary of the date on which the Matching RSUs are credited to the Participant’s Matching Account (the “Vesting Date”) if (i) the Participant remains continuously employed by the Company or any of its Subsidiaries until such time or (ii) Participant’s employment with the Company or any Subsidiary is terminated by reason of Normal Retirement prior to the Vesting Date. Notwithstanding anything herein to the contrary, a Participant shall not be entitled to any Dividend Equivalents with respect to a Matching RSU prior to the Matching RSU’s applicable

Vesting Date. Upon a distribution of the Matching Account, no shares subject to any unvested Matching RSU shall be distributed.
6.	Investment of Cash Deferred Accounts; Dividend Equivalents
     (a) Rabbi Trust. A rabbi trust (the “Trust”) may be established in connection with the Plan. In such case, the Company will transfer Participant deferred Basic Compensation and Cash Incentive Compensation plus any discretionary amounts credited by the Company for the benefit of Participants to the Trust. The Trust will be irrevocable and will terminate on the earlier to occur of (i) all funds having been distributed from the Trust, or (ii) the date all obligations under the Plan have been satisfied. The Trust will provide that the assets of the Trust will be distributed only to or for the benefit of the Participants or their beneficiaries unless the insolvency provisions of the Trust apply. The Company will appoint an independent trustee for the Trust and will enter into a trust agreement, in form and substance acceptable to the Company, with the Trustee. The Administrative Committee shall select the initial independent trustee.
     (b) Hypothetical Investments. Any amounts of cash credited to a Participant’s Cash Deferred Account shall be deemed to be invested in one or more hypothetical investments (“Hypothetical Investments”). Each Participant shall select Hypothetical Investments from a list of investments selected from time to time by the Administrative Committee (“Account List”), and subject to any limitation on permissible allocations among groups of Hypothetical Investments that the Administrative Committee may establish. The Administrative Committee may change or discontinue any Hypothetical Investment at any time; provided that, following a Change in Control, the Administrative Committee may not change or modify the investment options existing immediately prior to such Change in Control in any manner that is adverse to the Participants. In any case, the Trust may (but will not be required to) make actual investments that mirror a Participant’s Hypothetical Investments.
          (i) Investment of Participant Accounts. The amounts of hypothetical income, appreciation and depreciation in value of the Hypothetical Investments shall be credited and debited to, or otherwise reflected in, such Cash Deferred Account from time to time in accordance with procedures established by the Administrative Committee. Unless otherwise determined by the Administrative Committee, amounts credited to a Participant’s Cash Deferred Account shall be deemed invested in Hypothetical Investments as of the date so credited. Each Participant shall assume the investment risk of the Hypothetical Investments.
          (ii) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate and reallocate amounts credited to the Participant’s Cash Deferred Account to one or more of the Hypothetical Investments authorized under the Plan with such frequency as and subject to such procedures and rules as determined by the Administrative Committee. The Administrative Committee may restrict or prohibit reallocation of amounts deemed invested in specified Hypothetical Investments to comply with applicable law or regulation.
          (iii) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Hypothetical Investments are to be used for measurement purposes only. A Participant’s election of any such Hypothetical Investments, the allocation of such Hypothetical Investments to his or her Cash Deferred Account, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Cash Deferred Account shall not be considered or construed in any manner as an actual investment of his or her Cash Deferred Account in any such Hypothetical Investments. In the event that the Administrative Committee, in its discretion, decides to cause the Trustee to invest funds in any or all of the Hypothetical Investments, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Cash Deferred Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company with respect to his or her Cash Deferred Account.
     (c) Dividend Equivalents. The Company may credit a Participant with Dividend Equivalents with respect to each RSU credited to his or her RSU Account or Matching Account. Dividend Equivalents, if any, shall be accrued and paid in cash to a Participant upon the distribution of his or her RSU Account and Matching Account. The cash value of the Dividend Equivalents shall not be credited to the Participant’s Cash Deferred Account.
     (d) Participant Reports. At the end of each Plan Year (or on a more frequent basis as determined by the Administrative Committee), a report shall be issued to each Participant who has an Account, and such report will set forth the value of each such Account and, as applicable, the number of RSUs credited to each such Account.
7.	Distribution of Accounts
     (a) Distribution upon a Specified Payment Date. Subject to Section 7(j), if a Participant’s Deferral Election provides for distributions based on the occurrence of a Specified Payment Date, upon such Specified Payment Date, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or, with respect to a Cash Deferred Account for which the Deferral Election provides for a fixed schedule, shall commence to be distributed to the Participant in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election. In the event the value of any Participant’s Cash Deferred Account as of his or her Specified Payment Date is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed in cash in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account distributed in installments under the Plan. The Cash Deferred Accounts shall be valued on the date a distribution is processed. All payments and deliveries due under this Section 7(a) shall be made or shall commence as soon as reasonably feasible following the Participant’s Specified Payment Date, but in no event later than thirty (30) days following the Specified Payment Date; provided that, if such thirty-day period ends in the taxable year following the year in which the Specified Payment Date occurs, the Participant shall not have the right to designate the year of payment.
     (b) Distribution upon Separation From Service.
          (i) Generally. Subject to 7(j), if a Participant’s Deferral Election provides for a distribution based on his or her Separation from Service, upon such Separation from Service, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or, with respect to a Cash Deferred Account for which the Deferral Election provides for a fixed schedule, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election. In the event the value of any Participant’s Cash Deferred Account at the time distribution is to commence is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed in cash in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account distributed in installments under the Plan. The Cash Deferred Accounts shall be valued on the date a distribution is processed. Subject to Section 7(b)(ii), all payments and deliveries due under this Section 7(b)(i) shall be made or shall commence as soon as reasonably feasible following the date of a Participant’s Separation from Service, but in no event later than thirty (30) days following the date of such date; provided that, if such thirty-day period ends in the taxable year following the year in which the Separation from Service occurs, the Participant shall not have the right to designate the year of payment.
          (ii) Distributions to Specified Employees. Notwithstanding the foregoing, distributions to a Specified Employee as a result of Separation from Service, whether the distribution is made in the form of a lump sum or installments, shall not be made or the payments may not begin before the six-month anniversary of the date of the Separation from Service, or, if earlier, the date of death of the Specified Employee.
     (c) Distribution upon Death. Upon the death of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant’s Beneficiary in a lump sum or, with respect to a Cash Deferred Account for which the Deferral Election provides for a fixed schedule, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form with such payment to be made or payments to commence in the case of installment distributions within sixty (60) days following the date of the Participant’s death; provided that, if such sixty-day period ends in the taxable year following the year in which the Participant’s death occurs, neither the Participant nor the Beneficiary shall have the right to designate the year of payment; further, provided, however, if the value of the Cash Deferred Account at the time an installment distribution is to commence is ten thousand dollars ($10,000) or less, Cash Deferred Account shall be distributed to the Participant’s Beneficiary in a lump sum. The Cash Deferred Account shall be valued on the date a distribution is processed. If a Participant who has elected to have his or her Accounts distributed in installments under the terms of the Plan dies subsequent to the commencement of such installment payments but prior to the completion of such payments, the installments shall continue and shall be paid to the Beneficiary as if the Participant had not died.
     (d) Beneficiary Designation. A Participant may designate a Beneficiary or Beneficiaries, and a contingent Beneficiary or Beneficiaries, to receive the undistributed portion of his or her Accounts if he or she dies before distribution is completed. In the event a Beneficiary designation is not on file or all designated Beneficiaries are deceased or cannot be located, payment will be made to the Participant’s estate. The Beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary.
     (e) Distribution upon Disability. Upon the Disability of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant in a lump sum or, with respect to his or her Cash Deferred Account, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form with such payment to be made or payments to commence in the case of installment distributions within ninety (90) days following the date on which the Participant becomes Disabled; provided that, if such ninety-day period ends in the taxable year following the year in which the Participant becomes Disabled, the Participant shall not have the right to designate the year of payment; further, provided, however, if the value of the Cash Deferred Account at the time an installment distribution is to commence is ten thousand dollars ($10,000) or less, Cash Deferred Account shall be distributed to the Participant in a lump sum. The Cash Deferred Account shall be valued on the date a distribution is processed.
     (f) Distribution upon an Unforeseeable Emergency. A Participant may request a distribution of his or her Accounts due to an Unforeseeable Emergency by submitting a written request to the Administrative Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Administrative Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a distribution due to an Unforeseeable Emergency is approved, the distribution is limited to an amount sufficient to meet the need resulting from the Unforeseeable Emergency. The allowed distribution shall be payable in the form determined by the Administrative Committee as soon as possible after approval of such distribution.
     (g) Distribution Pursuant to a Domestic Relations Order. The Administrative Committee is authorized to make any payments directed by a Domestic Relations Order in any action in which the Plan or the Administrative Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrative Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.
     (h) Distribution upon Change in Control. Upon a Change in Control of the Company, a Participant shall be paid the balance of his Accounts in a lump sum within sixty (60) days following the date on which the Change in Control occurs; provided that, if such sixty-day period ends in the taxable year following the year in which the Change in Control occurs, the Participant shall not have the right to designate the year of payment.
     (i) Distribution in the Event of Taxation.
          (i) If, for any reason, it has been determined that the Plan fails to meet the requirements of Code Section 409A and the Treasury Regulations promulgated thereunder, and the failure is not or cannot be corrected under an Internal Revenue Service correction program for such failure, the Administrative Committee shall distribute to the Participant the portion of the Participant’s Account(s) that is required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and the Treasury Regulations promulgated thereunder.

          (ii) If, for any reason, it is determined that the Participant owes FICA tax with respect to an amount deferred under the Plan before the amount is otherwise payable or made available to the Participant, the Administrative Committee may distribute an amount to the Participant (in the form of withholding pursuant to provisions of applicable law or by distributions directly to the Participant) to cover such FICA tax amount and any income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA amount (as well as the pyramiding Code Section 3401 wages and taxes), provided that the amount so distributed may not exceed the aggregate FICA amount and the income tax withholding amount related to such FICA amount.
     (j) Distribution Events. Notwithstanding any provision of this Plan to the contrary, a Participant’s Cash Deferred Account, RSU Account and Matching Account shall be distributed in accordance with his or her Deferral Election made with respect to such Account. With respect to each Account, a Deferral Election shall provide for a distribution on or based on (A) the Participant’s Specified Payment Date, (B) the Participant’s Separation from Service or (C) the first to occur of the Participant’s Specified Payment Date or the Participant’s Separation from Service. Notwithstanding the foregoing, all Accounts, or, if applicable, a portion thereof, shall be distributed on or based on the first to occur of: (T) the Participant’s death, (U) the Participant’s Disability, (V) an Unforeseeable Emergency, (W) the receipt of a Domestic Relations Order requiring distribution, (X) a Change in Control, (Y) income inclusion due to failure to comply with Code Section 409A or (Z) a Plan termination pursuant to Section 9(c).
     (k) Form of Distributions. Distributions made to a Participant with respect to his or her Cash Deferred Account shall be paid in cash. Distributions made to a Participant with respect to his or her RSU Account and Matching Account, to the extent the credited Matching RSUs are vested pursuant to Section 5(c), shall be paid in shares of Common Stock; provided, however, that the value of any fractional shares otherwise deliverable to the Participant shall be paid in cash; provided, further, that any Dividend Equivalents accrued with respect to the RSUs credited to the Participant’s RSU Account and Matching Account shall be paid in cash.
8.	Administration of Plan
     (a) Authorization of Administrative Committee or Plan Administrator. The Compensation Committee shall appoint an Administrative Committee to administer the Plan or, if no Administrative Committee is appointed by the Compensation Committee, the Compensation Committee shall administer the Plan. The Administrative Committee or, if none, the Compensation Committee may select one or more persons to serve as the Plan Administrator. The Plan Administrator shall have authority to perform any act that the Administrative Committee or, if none, the Compensation Committee may perform under the Plan, except to the extent (if any) that the Administrative Committee or, if none, the Compensation Committee specifies limitations on the Plan Administrator’s authority. Any person selected to serve as the Plan Administrator may, but need not be, an employee or officer of the Company or a member of the Administrative Committee. However, if a Participant is serving as the Plan Administrator, such person may not decide or vote on a matter affecting his or her interest as a Participant. The Plan Administrator may resign or be removed by the Administrative Committee or, if none, the Compensation Committee, and a new Plan Administrator may be appointed by the

Administrative Committee or, if none, the Compensation Committee. Any determination or action of the Plan Administrator may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.
     (b) No Compensation. No member of the Administrative Committee or Compensation Committee or, if appointed, Plan Administrator shall receive any compensation from the Plan for his or her service.
     (c) Powers of the Administrative Committee or Compensation Committee. The Administrative Committee or, if none, the Compensation Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein, it shall have full discretion to interpret the Plan and determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.
     (d) Expense Reimbursement. The Administrative Committee or, if none, the Compensation Committee shall be reimbursed by the Company for all reasonable expenses incurred by it in the fulfillment of its duties. Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, other specialists and other costs of administering the Plan.
     (e) General Duties of the Administrative Committee or Compensation Committee.
          (i) The Administrative Committee or, if none, the Compensation Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee or, if none, the Compensation Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties. The Administrative Committee or, if none, the Compensation Committee shall review the work and performance of each such appointee, and shall have the right to remove any such appointee from his or her position. Any person, group of persons or entity may serve in more than one fiduciary capacity.
     (f) The Administrative Committee or, if none, the Compensation Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors and by persons designated thereby.
     (g) The Administrative Committee or, if none, the Compensation Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining adequate Participant records; recording and transmitting all notices required to be given to Participants and their Beneficiaries; receiving and disseminating, if required, reports and information from the Company; and doing such other acts as determined to be necessary or appropriate for the proper administration of the Plan. The Administrative Committee or, if none, the Compensation Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Administrative Committee or, if none, the Compensation Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.
     (h) Claims Procedures. The procedures for filing claims for payments under the Plan are described below:
          (i) Presentation of Claim. It is the intent of the Company to make payments under the Plan without the Participant having to complete or submit any claim forms. However, any Participant or Beneficiary who believes he or she is entitled to a payment under the Plan may submit a claim for payment to the Administrative Committee. Any claim for payments under the Plan must be made by the Participant or his Beneficiary in writing and state the Claimant’s name and nature of benefits payable under the Plan. The Claimant’s claim shall be deemed to be filed when delivered to the Administrative Committee which shall make all determinations as to the right of any person(s) to benefits hereunder. Claims for benefits under this Plan shall be made by the Participant, his or her Beneficiary or a duly authorized representative thereof (“Claimant”). If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the benefit or other determination desired by the Claimant. The claim must be accompanied with sufficient supporting documentation for the benefit or other determination requested by the Claimant.
          (ii) Notification of Decision.
               (A) Claim for benefits other than upon Disability. If the claim is wholly or partially denied, the Administrative Committee shall provide written or electronic notice thereof to the Claimant within a reasonable period of time, but not later than ninety (90) days after receipt of the claim. An extension of time for processing the claim for benefits is allowable if special circumstances require an extension, but such an extension shall not extend beyond one hundred eighty (180) days from the date the claim for benefits is received by the Administrative Committee. Written notice of any extension of time shall be delivered or mailed to the Claimant within ninety (90) days after receipt of the claim and shall include an explanation of the special circumstances requiring the extension and the date by which the Administrative Committee expects to render the final decision.
               (B) Claim for benefits upon Disability. If the claim is wholly or partially denied, the Administrative Committee shall provide written or electronic notice thereof to the Claimant within a reasonable period of time, but not later than forty-five (45) days after receipt of the claim. An initial extension of time for processing the claim for benefits is allowable if necessary due to circumstances beyond the Administrative Committee’s control, but such an initial extension shall not extend beyond thirty (30) days from the date the claim for benefits is received by the Administrative Committee. Written notice of the initial extension of time shall be delivered or mailed to the Claimant within forty-five (45) days after receipt of the claim and shall include an explanation of the circumstances requiring the extension, the date by which the Administrative Committee expects to render the final decision, the standards on which entitlement to a benefit is based, unresolved issues that prevent a decision and any additional information needed to resolve these issues. If prior to the end of the initial extension, the Administrative Committee determines that, due to matters beyond its control, a decision cannot be rendered within the first thirty (30) day extension period, the period for making the determination may be extended for up to an additional thirty (30) days. Written notice of the additional extension of time shall be delivered or mailed to the Claimant within the initial extension period and shall include an explanation of the circumstances requiring the extension, the date by which the Administrative Committee expects to render the final decision, the standards on which entitlement to a benefit is based, unresolved issues that prevent a decision and any additional information needed to resolve these issues. The Claimant shall have forty-five (45) days to provide such additional information.
               (C) Required content of the Notice of Adverse Benefit Determination.
                    (1) In general. The notice of adverse benefit determination shall:
a)	specify the reason or reasons the claim was denied;

b)	reference the pertinent Plan provisions upon which the decision was based;

c)	describe any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

d)	indicate the steps to be taken by the Claimant if a review of the denial is desired, including the time limits applicable thereto; and

e)	contain a statement of the Claimant’s right to bring a civil action under ERISA in the event of an adverse determination on review.
If notice of the adverse benefit determination is not furnished in accordance with the preceding provisions of this Section, the claim shall be deemed accepted and payment shall be made to the Claimant in accordance with the claim.
               (D) Claim for disability benefits. The notice of adverse benefit determination shall, in addition to the information specified in 8(h)(ii)(C) above, disclose any internal rule, guidelines, protocol or similar criterion relied on in making the adverse determination or a statement that such information will be provided free of charge upon request.
          (iii) Review of a Denied Claim.

               (A) Claim for benefits other than upon disability. If a claim is denied and a review is desired, the Claimant shall notify the Administrative Committee in writing within sixty (60) days after receipt of written notice of a denial of a claim. In requesting a review, the Claimant may submit any written comments, documents, records, and other information relating to the claim, the Claimant feels are appropriate. The Claimant shall, upon request and free of charge, be provided reasonable access to, and copies of, all documents, records and other information that, with respect to the Claimant’s claim for benefits (1) was relied upon in making the benefit determination, (2) was submitted, considered, or generated in the course of making the benefit determination, whether or not actually relied upon in making the determination; or (3) demonstrates compliance with the administrative processes and safeguards of this claims procedure (sometimes referred to for purposes of this Section 8(h) as “Relevant”). The Administrative Committee shall review the claim taking into account all comments, documents, records and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the initial benefit determination.
               (B) Claim for benefits upon disability. The review procedures in Section 8(h)(iii)(A) above shall apply, except the Claimant shall notify the Administrative Committee in writing within one hundred eighty (180) days after receipt of written notice of a denial of a claim, and no deference shall be given to the initial benefit determination. The review shall be conducted by a different individual than the person who made the initial benefit determination or a subordinate of that person. The following procedures will apply to the review of an adverse benefit determination:
                    (1) In the case of a claim denied on the grounds of a medical judgment, the Administrative Committee will consult with a health professional with appropriate training and experience. The health care professional who is consulted on review will not be the same individual who was consulted, if any, regarding the initial benefit determination or a subordinate of that individual.
                    (2) A Claimant shall, on request and free of charge, be given reasonable access to, and copies of, all documents, records, and other information Relevant to the Claimant’s claim for benefits. If the advice of a medical or vocational expert was obtained in connection with the initial benefit determination, the names of each such expert shall be provided on request by the Claimant, regardless of whether the advice was relied on by the Administrative Committee.
          (iv) Decision on Review.
               (A) Claim for benefits other than upon disability. The Administrative Committee shall provide the Claimant with written notice of its decision on review within a reasonable period of time, but not later than sixty (60) days after receipt of a request for a review. An extension of time for making the decision on the request for review is allowable if special circumstances shall occur, but such an extension shall not extend beyond one hundred twenty (120) days from the date the request for review is received by the Administrative Committee, Written notice of the extension of time shall be delivered or mailed to the Claimant within sixty (60) days after receipt of the request for review, indicating the special circumstances requiring an extension and the date by which the Administrative Committee expects to render a determination.
               (B) Claim for benefits upon disability. The Administrative Committee shall provide the Claimant with written notice of its decision on review within a reasonable period of time, but not later than forty-five (45) days after receipt of a request for a review. An extension of time for making the decision on the request for review is allowable if special circumstances shall occur, but such an extension shall not extend beyond ninety (90) days from the date the request for review is received by the Administrative Committee. Written notice of the extension of time shall be delivered or mailed to the Claimant within forty-five (45) days after receipt of the request for review, indicating the special circumstances requiring an extension and the date by which the Administrative Committee expects to render a determination.
               (C) Required content of the Notice of Adverse Benefit Determination.
                    (1) In general. In the event of an adverse benefit determination on review, the notice thereof shall (i) specify the reason or reasons for the adverse determination; (ii) reference the specific provisions of this Plan on which the benefit determination is based; (iii) contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all records and other information Relevant to the Claimant’s claim for benefits; (iv) a statement describing any voluntary appeal procedures offered by the Plan, including the arbitration procedures in Section 8(h)(vi); and (v) inform the Claimant of the right to bring a civil action under the provisions of ERISA. If notice of the adverse benefit determination is not furnished in accordance with the preceding provisions of this Section, the claim shall be deemed accepted and payment shall be made to the Claimant in accordance with the claim.
                    (2) Claim for disability benefits. The notice of adverse benefit determination shall, in addition to the information specified in 8(h)(iii)(C)(1) above, (i) disclose any internal rule, guidelines, protocol or similar criterion relied on in making the adverse determination or a statement that such information will be provided free of charge upon request, and (ii) include the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”
          (v) Preservation of Remedies. After exhaustion of the claims procedure as provided herein, nothing shall prevent the Claimant from pursuing any other legal or equitable remedy otherwise available, including the right to bring a civil action under Section 502(a) of ERISA, if applicable.
          (vi) Elective Arbitration. If a Claimant’s claim described in Section 8(h)(i) is denied pursuant to Sections 8(h)(ii) and 8(h)(iv) (an “Arbitrable Dispute”), the Claimant may, in lieu of the Claimant’s right to bring a civil action under Section 502(a) of ERISA, and as the Claimant’s only further recourse, submit the claim to final and binding arbitration in the city of Denver, State of Colorado, before an experienced employment arbitrator selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Except

as otherwise provided in this Section 8(h)(vi) or Section 8(h)(viii), each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, costs of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by each party (or, if applicable, each group of parties) to the arbitration. In any Arbitrable Dispute in which the Claimant prevails, the Company shall reimburse the Claimant’s reasonable attorneys fees and related expenses. Related expenses shall include, but not be limited to, witness expenses, fees of the arbitrator, costs of any record or transcript of the arbitration, administrative fees and other fees and expenses connected with the arbitration. Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute for which an arbitration is elected. The arbitrator’s decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should any party attempt to resolve an Arbitrable Dispute for which an arbitration is elected by any method other than arbitration pursuant to this Section, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys fees incurred as a result.
          (vii) Legal Action. Prior to a Change in Control, except to enforce an arbitrator’s award, no actions may be brought by a Claimant in any court with respect to an Arbitrable Dispute that is arbitrated.
          (viii) Following a Change in Control. Upon the occurrence of a Change in Control, an independent party selected jointly by the Participants in the Plan prior to the Change in the Control and the Administrative Committee or other appropriate person shall assume all duties and responsibilities of the Administrative Committee under this Section 8(h) and actions may be brought by a Claimant in any appropriate court with respect to an Arbitrable Dispute that is arbitrated. After a Change in Control, if any person or entity has failed to comply (or is threatening not to comply) with any of its obligations under the Plan, or takes or threatens to take any action to deny, diminish or to recover from any Participant the benefits intended to be provided thereunder, the Company shall reimburse the Participant for reasonable attorneys fees and related costs incurred in the pursuance or defense of the Participant’s rights. If the Participant does not prevail, attorneys fees shall also be payable under the preceding sentence to the extent the Participant had reasonable justification for pursuing its claim, but only to the extent that the scope of such representation was reasonable.
          (ix) Preservation of Remedies. After exhaustion of the claims procedure as provided herein, nothing shall prevent the claimant from pursuing any other legal or equitable remedy otherwise available, including the right to bring a civil action under Section 502(a) of ERISA, if applicable.
9.	Miscellaneous Provisions
     (a) No Alienation. Subject to Section 7(g), neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

     (b) Unsecured General Creditor. The Plan shall at all times be considered entirely unfunded for both tax purposes and for purposes of Title I of ERISA and no provision shall at any time be made with respect to segregating assets of any Participant for payment of any amounts hereunder. The Plan constitutes a mere promise of the Company to make payments to Participants in the future and, subject to Section 6(a), Participants have rights only as unsecured general creditors of the Company.
     (c) Amendment and Termination. The Plan may be amended, modified, or terminated by the Compensation Committee in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination; further, provided, that any termination of the Plan and any distributions made in connection with such termination shall, in each case, be made in accordance with the requirements of Code Section 409A and Treasury Regulation Section 1.409A-3(j)(4)(ix).
     (d) No Effect on Other Benefits. It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his or her employment by the Company.
     (e) No Tax Representations. The Company makes no representation with respect to the state, federal, financial, estate planning or the securities implications of the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.
     (f) Income Tax Withholdings. There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the Account of the person entitled to such distribution. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share (as defined in the 2010 Equity Plan) of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Stock to be withheld and delivered pursuant to this Section 9(f) to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.
     (g) No Effect on Employment. No provision of this Plan shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of the Participant and the Company.

     (h) Governing Law; Jurisdiction. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of laws to the extent not pre-empted by federal law. The enforcement or interpretation of the Plan and any disputes under or arising out of the Plan shall be submitted to the exclusive jurisdiction and venue of the federal and state courts located in the County of Denver, Colorado.
     (i) Code Section 409A. All Accounts under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Accounts under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Administrative Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Account or Deferral Election, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor any member of the Administrative Committee shall have any liability to any person in the event Code Section 409A applies to any Account in a manner that results in adverse tax consequences for the Participant or any of his or her Beneficiaries or transferees.
     (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.
     (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.
     IN WITNESS WHEREOF, to record the adoption of this Plan, effective as of December 20, 2010, the undersigned, being duly authorized to act on behalf of the Compensation Committee of Molycorp, Inc., has executed this document this 20th day of December, 2010.

/s/ James S. Allen
Name:	James S. Allen
Title:	Chief Financial Officer